Exhibit 10.28

KEYSIGHT TECHNOLOGIES, INC.

DEFERRED PROFIT-SHARING PLAN

(Effective as of August 1, 2014)

TABLE OF CONTENTS

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.

SECTION 2.	PARTICIPATION.

(a)	Commencement of Participation.

(b)	Termination of Participation.

SECTION 3.	COMPANY CONTRIBUTIONS.

SECTION 4.	BENEFITS AT TERMINATION OF EMPLOYMENT.

SECTION 5.	BENEFITS UPON DEATH.

(a)	Death While Employed.

(b)	Death Following Termination of Employment.

(i)	Before Distribution (or Commencement of Distribution).

(ii)	After Distribution (or Commencement of Distribution).

(c)	Beneficiary.

(d)	Form and Time of Commencement of Benefits to Beneficiaries.

(e)	Death of Beneficiary Before Distribution (or Commencement of Distribution).

(f)	Interest on Lump Sum Payments.

(g)	Qualified Domestic Relations Orders.

SECTION 6.	VESTED BENEFITS.

SECTION 7.	FORM AND TIME OF DISTRIBUTION OF PLAN BENEFITS TO PARTICIPANTS.

(a)	Forms Available.

(b)	Form of Payment.

(c)	Election of Form of Payment.

(d)	Time of Payment or Distribution.

(e)	Time of Distribution of Lump Sum Payments.

(f)	Interest on Lump Sum Payments.

(g)	Effect of Failure to Elect a Form of Benefit.

(i)	Married Participants.

(ii)	Single Participants.

(h)	Joint Annuitants.

(i)	Effect of Death of Joint Annuitant on Election of Form of Plan Benefit.

(i)	Death Before Annuity Starting Date.

(ii)	Death After Annuity Starting Date.

(j)	Effect of Death of Participant on Election of Form of Plan Benefit.

(i)	Before Commencement of Distribution.

(ii)	After Commencement of Distribution.

(k)	Limit on Forms of Benefits.

(l)	Amount of Annuities.

i

(m)	Required Consent and Commencement of Benefit Distributions.

SECTION 8.	PAYMENT OF PLAN BENEFITS IN THE FORM OF AN ANNUITY.

SECTION 9.	ACCOUNTS; VALUATION; INVESTMENT OF ACCOUNTS.

(a)	Types of Accounts.

(b)	Valuation of Accounts.

(c)	Trust Fund and Investment of Participant Accounts.

SECTION 10.	GENERAL PROVISIONS.

(a)	Information About Benefits.

(b)	No Assignment of Rights.

(c)	Compliance With USERRA.

(d)	Plan Mergers.

(e)	Plan Transfers.

(f)	No Right in Trust Fund or to Employment.

(g)	Competency to Handle Benefits.

(h)	False or Erroneous Statements.

(i)	Cash-Out of Small Benefits.

(j)	Effect of Reemployment Before Distribution (or Commencement of Distribution).

(k)	Effect of Subsequent Changes in Plan.

(l)	Governing Law.

(m)	Coordination of Payment with Retirement Plan.

(n)	Lost Participant or Beneficiary.

SECTION 11.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.

(a)	Named Fiduciary for Plan Administration.

(b)	Named Fiduciary for Management of Plan Assets.

(c)	Service in Several Fiduciary Capacities.

(d)	Duties and Responsibilities of the Plan Administrator.

(e)	Delegation of Fiduciary Responsibilities.

(f)	Indemnification.

SECTION 12.	FUNDING POLICY AND METHOD.

(a)	Contributions.

(b)	Expenses of the Plan and Trust.

(c)	Cash Requirements.

(d)	Independent Accountant.

SECTION 13.	CLAIMS PROCEDURE.

(a)	Claims for Benefits.

(b)	Denial of Claims.

SECTION 14.	REVIEW PROCEDURE.

(a)	Appointment of Review Panel.

(b)	Right To Appeal.

(c)	Form of Request for Review.

(d)	Time for Review Panel Action.

(e)	Review Panel Decision.

(f)	Rules and Procedures.

(g)	Exhaustion of Remedies.

SECTION 15.	AMENDMENT AND TERMINATION OF THE PLAN.

(a)	Future of the Plan.

(b)	Limitation on Amendments.

(c)	Termination of the Plan.

(d)	Obligations Upon Termination of the Plan.

(e)	Allocation of Trust Fund Upon Termination of the Plan.

SECTION 16.	DEFINITIONS.

(a)	“Affiliate”

(b)	“Affiliated Group”

(c)	“Agilent”

(d)	“Agilent Affiliated Group”

(e)	“Agilent DPSP”

(f)	“Annuity Starting Date”

(g)	“Beneficiary”

(h)	“Code”

(i)	“Company”

(j)	“Distribution Date”

(k)	“Employee”

(l)	“ERISA”

(m)	“Fund A”

(n)	“Hewlett-Packard”

(o)	“Hewlett-Packard Affiliated Group”

(p)	“Hewlett-Packard DPSP”

(q)	“Individual Life Annuity”

(r)	“Investment Manager”

(s)	“Joint and Survivor Annuities”

(t)	“Keysight Group Employee”

(u)	“Participant”

(v)	“Participant Account”

(w)	“Participating Company”

(x)	“Plan”

(y)	“Plan Benefit”

(z)	“Plan Year”

(aa)	“Required Beginning Date”

(bb)	“Retirement Plan”

(cc)	“Spouse”

(dd)	“Subsequently Transferred Keysight Employee”

(ee)	“Subsidiary”

(ff)	“Surviving Spouse Benefit”

(gg)	“Transfer Date”

(hh)	“Trust”

(ii)	“Trust Agreement”

(jj)	“Trustee”

(kk)	“Trust Fund”

(ll)	“Valuation Date”

SECTION 17.	EXECUTION.

APPENDIX A TOP-HEAVY PROVISIONS    A-1

APPENDIX B DIRECT TRANSFER PROVISIONS    B-1

KEYSIGHT TECHNOLOGIES, INC.

DEFERRED PROFIT-SHARING PLAN

(Effective as of August 1, 2014))

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.
On August 1, 2014, (“Operational Separation Date”), Agilent Technologies, Inc. (“Agilent”) created a wholly-owned subsidiary titled Keysight Technologies, Inc. (the “Company”) as a part of a planned corporate separation of Company operations (“Operational Separation”) and subsequent distribution of all outstanding Company common stock to Agilent’s shareholders (the “Distribution”). Effective no later than the date of Operational Separation, the Keysight Technologies, Inc. Deferred Profit Sharing Plan (the “Plan”) was established by the Company with substantially similar terms to the Agilent Technologies, Inc. Deferred Profit Sharing Plan (the “Agilent DPSP”), and the Company will assume the portion of the assets and liabilities of the Agilent DPSP related to Participants. During the period between the Operational Separation Date and the date of Distribution (the “Distribution Date”), Participants shall participate in this Plan and Agilent employees, including Participants who return to employment at Agilent before November 1, 2014, shall participate in the Agilent DPSP, consistent with the provisions of each plan. On and after the Distribution Date, the DPSP benefits payable to Participants (as such capitalized term is defined) will be provided solely under this Plan. Neither the Operational Separation nor the Distribution shall be treated as a benefit distribution event under the Plan with respect to any Participant.
The Plan and its related Trust are intended to qualify for the favorable tax treatment provided under section 401 and related sections of the Internal Revenue Code of 1986, as amended. The Plan is subject to change to meet applicable rules and regulations of the Internal Revenue Service and the United States Department of Labor. The Company retains the right, as provided in Section 15, to amend or terminate the Plan at any time. In the event the Company resumes making contributions to the Plan, the Plan shall be so amended to provide that the allocation of such contributions shall comply with the limitations of sections 401(a)(17) and 415(c) of the Internal Revenue Code.
Certain capitalized terms used in the text of the Plan are defined in Section 16 in alphabetical order. Any and all decisions involving the interpretation of the Plan’s provisions, including but not limited to, eligibility, contributions, vesting, investments, valuations and distributions, shall be made by the Benefits Committee in its sole discretion.

SECTION 2.	PARTICIPATION.
(a)    Commencement of Participation. Only Participants shall participate in the Plan. No individual who was not a Participant as of May 1, 2000 shall participate in the Plan.
(b)    Termination of Participation. An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event his or her status as a Participant shall terminate on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 3.	COMPANY CONTRIBUTIONS.
No contributions shall be made to the Plan, except as provided for in Section 10(n).

SECTION 4.	BENEFITS AT TERMINATION OF EMPLOYMENT.
If a Participant’s employment by the Affiliated Group terminates, the Participant shall be entitled to a Plan Benefit equal to 100% of his or her Participant Account, valued as of the Participant’s Valuation Date. In no event shall Plan Benefits be payable as a result of the Company ceasing to be a member of the Agilent controlled group of corporations (within the meaning of section 1563(a) of the Code) as of the Distribution Date.

SECTION 5.	BENEFITS UPON DEATH.
(a)    Death While Employed. If a Participant dies while he or she is employed by any member of the Affiliated Group, his or her Beneficiary shall be entitled to a Plan Benefit equal to 100% of the Participant’s Participant Account, valued as of the Beneficiary’s Valuation Date.
(b)    Death Following Termination of Employment.
(i)    Before Distribution (or Commencement of Distribution). If a Participant dies after his or her employment by the Affiliated Group has terminated but before his or her Plan Benefit has been distributed (or before the date as of which distribution thereof is to commence), his or her Beneficiary shall be entitled to a Plan Benefit equal to the Participant’s Participant Account (valued as of the Beneficiary’s Valuation Date).
(ii) After Distribution (or Commencement of Distribution). If a Participant dies after his or her employment by the Affiliated Group has terminated and after the date as of which distribution of his or her Plan Benefit is to commence, but before the entire amount of such Benefit has been distributed, the Participant’s Beneficiary shall be entitled to receive only the amount, if any, payable to such Beneficiary in accordance with the form of Plan Benefit which was being paid to the Participant under Section 7.
(c)    Beneficiary. A Participant’s Beneficiary shall be the person(s) so designated by such Participant (i) under this Plan, or (ii) under the Agilent DPSP or the Hewlett-Packard DPSP until an initial Beneficiary designation is made under the Plan. If the Participant has not made an effective designation of a Beneficiary or if the named Beneficiary is not living when a distribution is to be made, then (i) the then living Spouse of the deceased Participant shall be the Beneficiary; or (ii) if none, the then living children of the deceased Participant shall be the Beneficiaries in equal shares; or (iii) if the Participant has neither a Spouse nor children living at the time of such payment, his or her then living parents shall be his or her Beneficiaries, in equal shares; or (iv) if none of the individuals described in (i)-(iii) are living at the time of payment, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in the manner prescribed by the Plan Administrator and is received by the organization designated by the Plan Administrator prior to the Participant’s death. In the case of a married Participant, any designation of a person other than his or her Spouse as Beneficiary shall be effective only if the Spouse consents in writing to the designation during the period beginning after the date the Participant has been given the description of the Surviving Spouse Benefit and no earlier than the earlier of (A) the date the Participant is no longer an Employee or (B) the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant’s death. Notwithstanding the preceding sentence, a Participant may, after the date the Participant has been given the description of the Surviving Spouse Benefit and prior to the time described in the preceding sentence, make a special qualified election to designate, with his or her Spouse’s consent, a person other than his or her Spouse as Beneficiary. If a Participant makes a proper election after the date the Participant has been given the description of the Surviving Spouse Benefit, but prior to the earlier of (A) the date the Participant is no longer an Employee or (B) the first day of the Plan Year in which the Participant attains age 35, the election shall be invalid on the first day of the Plan Year in which the Participant attains age 35. The Spouse’s consent shall acknowledge the effect of the designation and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event the Participant changes his or her Beneficiary designation. The Spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Company or the organization designated by the Company that the Spouse’s consent cannot be obtained because the Spouse cannot be located or because of other reasons deemed acceptable under applicable regulations.
(d)    Form and Time of Commencement of Benefits to Beneficiaries. If the Beneficiary is the Participant’s surviving Spouse, the Plan Benefit shall be distributed in the form of a single life annuity pursuant to Section 8 hereof, unless such surviving Spouse has elected to have his or her Plan Benefit distributed in the form of a single lump sum distribution in cash. At any time prior to the date that the surviving Spouse’s Plan Benefit is to be distributed pursuant to the preceding sentence, the surviving Spouse may elect, in the manner prescribed by the Plan Administrator, to have his or her Plan Benefit distributed in the form of a single lump sum distribution in cash. If the Participant’s Beneficiary is not his or her surviving Spouse, the Plan Benefit shall be distributed in the form of a single lump sum distribution in cash not later than 12 months after the date of the Participant’s death.
(e)    Death of Beneficiary Before Distribution (or Commencement of Distribution). If a Beneficiary who is entitled to a Plan Benefit under Section 5 dies before such Plan Benefit has been distributed (or before the date as of which distribution thereof is to commence), such Plan Benefit shall be distributed in the form of a single lump sum distribution in cash to the Beneficiary’s spouse, if then living, or if not, to his or her then living children, in equal shares, or if none, to his or her then living parents, in equal shares, or if none, to his or her estate, as soon as practicable following the Beneficiary’s death, but in no event later than five years after the Participant’s death.
(f)    Interest on Lump Sum Payments. In the event the distribution of a Beneficiary’s Plan Benefit is made in the form of a single lump sum distribution in cash, the amount of such

Beneficiary’s Plan Benefit shall be credited with interest for the period from the last Valuation Date to the date payment is made by the Plan. The interest credited shall be at an annual rate equal to the ninety day Treasury Bill rate in effect on such Valuation Date.
(g)    Qualified Domestic Relations Orders. Entitlement of a Beneficiary to benefits pursuant to this Section 5 shall be subject to the requirements of any “qualified domestic relations order” (as defined in section 414(p) of the Code).

SECTION 6.	VESTED BENEFITS.
All Participant Accounts of Participants are 100% vested. If a Participant’s employment by the Affiliated Group terminates, the Participant shall be entitled to a Plan Benefit equal to 100% of his or her Participant Account. For purposes of this Section 6 the value of a Participant’s Participant Account shall be determined as of his or her Valuation Date.

SECTION 7.	FORM AND TIME OF DISTRIBUTION OF PLAN BENEFITS TO PARTICIPANTS.
(a)    Forms Available. In accordance with and subject to the rules described in Sections 7(b) through (e) below, a Participant may elect to have his or her Plan Benefit paid in any of the following forms:
(i)    An Individual Life Annuity, which provides a monthly benefit to the Participant for life;
(ii)    A Joint and 50% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 50% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life;

(iii)    A Joint and 75% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 75% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life;
(iv)    A Joint and 100% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 100% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life; or
(v)    A single lump sum distribution in cash.
(b)    Form of Payment. A Participant’s Plan Benefit shall be paid in the form of an annuity unless he or she has properly elected to have such Plan Benefit distributed in the form of a single lump sum distribution in cash.
(c)    Election of Form of Payment. By taking the appropriate actions prescribed by the Plan Administrator within the 180-day period ending on the Annuity Starting Date, a Participant may elect to have his or her Plan Benefit paid in any one of the forms of annuity described in Section 7(a)(i) through (iv) above or in the form of a single lump sum distribution in cash as described in Section 7(a)(v). Any election by a married Participant to have his or her Plan Benefit paid in a form other than an annuity described in Section 7(a)(ii) through (iv) with his or her Spouse as the joint annuitant shall be effective only if the Participant’s Spouse consents in writing to the election within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event the Participant changes his or her election. Subject to the foregoing, a

Participant who has made an election pursuant to this Section 7(c) may change or revoke such election at any time up to the Annuity Starting Date.
(d)    Time of Payment or Distribution. Payment of a Participant’s Plan Benefit in the form of an annuity shall commence effective as of the first day of a month designated by the Participant which follows both the Participant’s termination of employment by the Affiliated Group and the receipt by the Company or the organization designated by the Company of the Participant’s election. Distribution of a Participant’s Plan Benefit in the form of a single lump sum distribution in cash shall be made in accordance with the rules described in Section 7(e) below.
Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Plan Benefit shall be made not later than his or her Required Beginning Date and all distributions will be made in accordance with the requirements of Section 401(a)(9) of the Code as may be amended from time to time (including, but not limited to the incidental death benefit requirement of Section 401(a)(9)(G)) and Treasury Regulations sections 1.401(a)(9)-2 through 1.401(a)(9)-9, as may be amended from time to time.
(e)    Time of Distribution of Lump Sum Payments. If a Participant has properly elected to receive his or her Plan Benefit in the form of a single lump sum distribution in cash (pursuant to Section 7(c)), the Participant’s Plan Benefit will be distributed as of a month designated by the Participant and as soon as practicable following both the termination of his or her employment by the Affiliated Group and the receipt by the Company or the organization designated by the Company of the Participant’s election, but in no event later than his or her Required Beginning Date.
(f)    Interest on Lump Sum Payments. In the event the distribution of a Participant’s Plan Benefit is made in the form of a single lump sum distribution in cash, the amount of such Participant’s Plan Benefit shall be credited with interest for the period from the last Valuation Date to the date payment is made by the Plan. The interest credited shall be at an annual rate equal to the ninety day Treasury Bill rate in effect on such Valuation Date.
(g)    Effect of Failure to Elect a Form of Benefit. If a Participant’s Plan Benefit is to be paid in the form of an annuity (pursuant to Section 7(b)) and the Participant has not elected the form of annuity in which his or her Plan Benefit is to be paid by the Annuity Starting Date or if, in the case of a married Participant, the Participant’s Spouse has not consented to the Participant’s election of an Individual Life Annuity, or single lump sum distribution in cash, or the designation of an individual other than the Spouse as the Participant’s joint annuitant, the following rules shall apply:
(i)    Married Participants. If the Participant is married on the Annuity Starting Date, the Participant’s Plan Benefit shall be paid in the form of a Joint and 50% Survivor Annuity, providing a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 50% of the monthly benefit paid to the Participant continued to his or her Spouse (if then living) for such Spouse’s life.
(ii)    Single Participants. If the Participant is not married on the Annuity Starting Date, the Participant’s Plan Benefit shall be paid in the form of an Individual Life Annuity, providing a monthly benefit to the Participant for his or her life.
(h)    Joint Annuitants. A Participant may designate any individual permitted by ERISA as his or her joint annuitant; provided, however, that a married Participant may designate an individual other than his or her Spouse as joint annuitant only if the Spouse consents in writing to such designation within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of such designation and shall be witnessed by a notary public. In the event the Participant changes his or her designation of a joint annuitant, the Spouse’s consent shall again be required unless the original consent waived the right to consent to a changed designation. Any designation of a joint annuitant shall be made in the manner prescribed by the Plan Administrator and shall be filed with the Plan Administrator or the organization designated by the Plan Administrator. A Participant may not change a previous designation of a joint annuitant after the Annuity Starting Date.
(i)    Effect of Death of Joint Annuitant on Election of Form of Plan Benefit.
(i)    Death Before Annuity Starting Date. If a Participant’s Plan Benefit is to be paid in the form of a Joint and Survivor Annuity and his or her Spouse or other joint annuitant dies before the Annuity Starting Date, the Participant shall be deemed to have elected to receive his or her Plan Benefit in the form of an Individual Life Annuity. In such a case, the Participant may elect another form of Plan Benefit and/or designate a new joint annuitant within the appropriate election period and subject to the applicable rules described in this Section 7.
(ii)    Death After Annuity Starting Date. If a Participant’s Spouse or other joint annuitant dies on or after the Annuity Starting Date, the Participant may not change the form in which such Benefit is to be paid.
(j)    Effect of Death of Participant on Election of Form of Plan Benefit.
(i)    Before Commencement of Distribution. If a Participant whose Plan Benefit is to be paid in the form of a Joint and Survivor Annuity dies before the Annuity Starting Date, except as provided in Section 5, no amount shall be payable to his or her joint annuitant.
(ii)    After Commencement of Distribution. If a Participant whose Plan Benefit is being paid in the form of a Joint and Survivor Annuity dies after payments have commenced, his or her joint annuitant shall be entitled to receive only the amount to which he or she is entitled in accordance with the form of Joint and Survivor Annuity elected by the Participant.
(k)    Limit on Forms of Benefits. Notwithstanding any other provision of the Plan to the contrary, if a Participant designates someone other than his or her Spouse as joint annuitant, the present value of any annuity payments payable to the Participant on the date as of which payment is to commence shall be more than 50% of the present value of the Participant’s Plan Benefit on such date.
(l)    Amount of Annuities. If a Participant’s Plan Benefit is to be paid in the form of an annuity, the amount of the annuity shall be determined under the applicable provisions of Section 8.
(m)    Required Consent and Commencement of Benefit Distributions. If a Participant is eligible for a distribution of his or her Plan Benefit but such benefit may not otherwise be distributed without his or her consent pursuant to Section 10(i), distribution of the Participant’s Plan Benefit shall be made or commenced upon receipt of the Participant’s consent in writing to the distribution.
(i)    Notwithstanding the foregoing, distribution of a Participant’s Plan Benefit shall be made or commence no later than:
(A)    sixty (60) days after the end of the Plan Year in which the Participant attains Age 65 or terminates employment, whichever is later; and
(B)    Such later date as the Participant may elect in writing, but not later than the Participant’s Required Beginning Date.

SECTION 8.	PAYMENT OF PLAN BENEFITS IN THE FORM OF AN ANNUITY.
A Participant or Beneficiary may elect that his or her Plan Benefit be paid in the form of an annuity from the Retirement Plan. The Plan Benefit of each Participant and Beneficiary that is to be paid in the form of an annuity shall be determined as if it was a single lump sum distribution in cash and transferred as of the Annuity Starting Date to the Trustee of the Retirement Plan to be paid under Section 8(b) of that Plan.

SECTION 9.	ACCOUNTS; VALUATION; INVESTMENT OF ACCOUNTS.
(a)    Types of Accounts. A separate account, called a “Participant Account,” shall be maintained by the Company or the organization designated by the Company for each Participant.
(b)    Valuation of Accounts. As of the last day of each month, each Participant’s Participant Account shall be revalued to allocate to it that percentage of the increase or decrease in the value of the Trust Fund in which such Participant Account is invested (attributable to income, expenses, and gains and losses, whether or not realized) since the last day of the preceding month which the balance of such Participant Account on the last day of such preceding month bears to the sum of the balances of all Participant Accounts on such day, excluding any such Participant Account which has been distributed.
(c)    Trust Fund and Investment of Participant Accounts. The entire Participant Account of each Participant shall be invested in Fund A.

SECTION 10.	GENERAL PROVISIONS.
(a)    Information About Benefits.
(i)    Each Participant shall be given a general explanation of the Plan and, not more than once in each Plan Year upon the Participant’s request, shall be furnished with a statement showing:
(A)    The balance in his or her Participant Account as of the last day of the Plan Year preceding the Plan Year for which the statement is provided;

(B)    The net change in the value of his or her Participant Account since the last day of the Plan Year preceding the Plan Year for which the statement is provided;
(C)    The balance in his or her Participant Account as of the last day of the Plan Year for which the statement is provided; and
(D)    His or her 100% vested interest in his or her Participant Account as of the last day of the Plan Year for which the statement is provided.
(ii)    At the times described below, the Company or the organization designated by the Company shall provide the Participant with a description of the Individual Life Annuity, the Surviving Spouse Benefit, the Joint and Survivor Annuities and any other optional forms of benefit which are available under the Plan. Such description shall include an explanation of the elections which are required or available in connection with the Plan Benefits, the financial effect on the Participant’s Plan Benefit of making or failing to make such elections, the rights of the Participant’s Spouse and the right to revoke an election.
The description of the Individual Life Annuity, the Joint and Survivor Annuities and any other optional forms of benefit shall be provided no more than 180 days prior to the Annuity Starting Date and shall include an explanation of the Participant’s right to a period of at least 30 days after receipt of the description to make such elections. A Participant may, with his or her Spouse’s consent, waive the 30-day period, but in no event may his or her Annuity Starting Date be a date earlier than the expiration of the seven-day period that begins after the description is provided to the Participant.
The description of the Surviving Spouse Benefit shall be provided no later than within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; or (ii) the period beginning one year prior to and ending one year following the date the individual becomes a Participant. Notwithstanding the immediately preceding sentence, in the case of a Participant that ceases to be an Employee before attaining age 35, the description of the Surviving Spouse’s Benefit shall be provided no later than within the period beginning one year prior to and ending one year following the date the Participant ceases to be an Employee. If such an individual is reemployed, the description of the Surviving Spouse Benefit also shall be provided within the period described above.
(b)    No Assignment of Rights. The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void, except that the following shall not constitute a violation of this Section 10(b):
(i)    A payment pursuant to a domestic relations order, if such order (i) is determined to be a “qualified domestic relations order” (“QDRO”) (as defined in section 414(p) of the Code) under this Plan by the Company or the organization designated by the Company; (ii) was determined to be a QDRO by Agilent under the Agilent DPSP with respect to the Participant; or (iii) was determined to be a QDRO by Hewlett-Packard under the Hewlett-Packard DPSP with respect to a Participant. If requested, the Company or the organization designated by the Company shall make payment to an “alternate payee” (as defined in section 414(p) of the Code) pursuant to a qualified domestic relations order even if the Participant has not attained the “earliest retirement age” (within the meaning of section 414(p) of the Code). Under these circumstances, the interest of an alternate payee in the Participant’s Plan Benefit shall be valued for purposes of distribution on the alternate payee’s Valuation Date.
(ii)    A reduction in a Participant’s Plan Benefit by an amount the Participant is ordered or required to pay the Plan, and where such order or requirement:
(A)    Arises under a judgment of conviction for a crime involving the Plan or a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA or under a settlement with the Department of Labor asserting a violation of part 4 of subtitle B of title I of ERISA;
(B)    The judgment, order, decree or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Plan Benefit; and
(C)    In the case in which the survivor annuity requirements of section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Participant has a Spouse at the time at which the offset is to be made: (1) either the Participant shall be required to obtain his or her Spouse’s consent to such offset or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of section 417(a) of the Code; (2) such Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation (or alleged violation) of part 4 of such subtitle; or (3) in such judgment, order, decree, or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to section 401(a)(11)(A)(i) of the Code and under a qualified preretirement survivor annuity provided pursuant to section 401(a)(11)(A)(ii) of the Code, determined in accordance with section 401(a)(13)(D) of the Code.
(c)    Compliance With USERRA. Notwithstanding any other provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), contributions, benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code.
Effective January 1, 2007, if a Participant dies on or after January 1, 2007, while performing qualified military service (as defined in section 414(u)(5) of the Code), the Beneficiaries of that Participant are entitled, to the extent required by Section 401(a)(37) of the Code or any Treasury Regulations or other guidance promulgated thereunder, to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment on the day immediately before the Participant’s death and then terminated employment on account of death.
(d)    Plan Mergers. Except as may be permitted under regulations issued by the Secretary of the Treasury, the Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a benefit under the Plan immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
(e)    Plan Transfers. Notwithstanding any other provision hereof, the Plan Administrator may, in its discretion, authorize the Trustee to accept a transfer to this Plan of all or any part of the assets of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and is maintained for the benefit of persons who are or are about to become Participants in this Plan.
(f)    No Right in Trust Fund or to Employment. No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor, upon dismissal, to confer any right or interest in the Trust Funds other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time and for any reason.
(g)    Competency to Handle Benefits. If, in the opinion of the Company or an organization designated by the Company, any person is unable to handle properly any property distributable to such person under the Plan, reasonable arrangements may be made for the distribution of Plan benefits on such person’s behalf if it is determined it will be beneficial to such person, including (without limitation) distribution to the person’s guardian, conservator, spouse, dependent or parent.
(h)    False or Erroneous Statements. If any person makes any statement which is false or erroneous, fails to state or furnish any material fact or information or fails to correct any such information which has been previously furnished to the Company, any other Participating Company or an organization designated by the Company or other Participating Company, the benefits payable with respect to such person shall be adjusted, if necessary, upon the discovery of the accurate facts, the amount of any payments theretofore made in reliance on incorrect facts shall be recalculated, if necessary, and reasonable steps shall be taken to recover any overpayment (including, but not limited to, a reduction of succeeding payments), as the Company or any organization designated by the Company may determine.
(i)    Cash-Out of Small Benefits. If the present value of a Participant’s (or a Beneficiary’s) Plan Benefit (determined as of the date of distribution) is not more than $5,000, such Benefit shall be distributed in the form of a single lump sum distribution in cash as soon as practicable following the Participant’s termination of employment or death, as applicable. For purposes of this Section 10(i), if the present value of a Participant’s (or a Beneficiary’s) Plan Benefit has ever exceeded $5,000 from the end of the month following the Participant’s termination of employment or death, as applicable, such Benefit shall be deemed to have exceeded $5,000 at any time subsequent to such time.
Notwithstanding anything in the Plan to the contrary, in the event of a distribution in accordance with this Section 10(i) of a Participant’s Plan Benefit that is more than $1,000, the Company, as Plan administrator, shall direct the Trustee to pay the Participant’s Plan Benefit in a Direct Rollover to an individual retirement plan designated by the Company if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this Section 10(i).
Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 10(i), if the Participant’s “Retirement Benefit” or “Termination Benefit” or the Beneficiary’s “Survivor

Benefit,” if any, under the Retirement Plan (as defined in the Retirement Plan) may not otherwise be distributed under Section 10(j) of that Plan.
(j)    Effect of Reemployment Before Distribution (or Commencement of Distribution). If a Participant is reemployed by any member of the Affiliated Group before his or her Plan Benefit has been distributed (or before the distribution thereof has commenced), distribution of his or her Plan Benefit shall not be made (or commence) prior to the termination of his or her employment following reemployment.
(k)    Effect of Subsequent Changes in Plan. Except as otherwise specifically provided in future amendments to the Plan, all benefits to which any Participant, Spouse, joint annuitant or Beneficiary may be entitled hereunder shall be determined under the Plan (or the Agilent DPSP or the Hewlett-Packard DPSP) as in effect when the Participant’s service terminates, unless the Participant is reemployed, in which case his or her benefit with respect to employment following reemployment shall be based on the provisions of the Plan as in effect on the date his or her employment by the Affiliated Group terminates following reemployment.
(l)    Governing Law. This Plan shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.
(m)    Coordination of Payment with Retirement Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s Plan Benefit shall not be paid or commence as of a date which is later than the date as of which his or her benefit under the Retirement Plan is paid or commences.
(n)    Lost Participant or Beneficiary. If the Company or the organization designated by the Company is unable to locate a Participant or Beneficiary who is entitled to receive any property which constitutes all or part of a Plan Benefit, then the Company may (but need not) direct that such amount be applied to pay expenses of the Plan and Trust. In the event that such Participant or Beneficiary thereafter makes a claim for such property, the Company shall reinstate such property (without income, gains or other adjustment) by making a special contribution as soon as reasonably practicable after such claim is made. However, if any property which constitutes all or part of a Plan Benefit would have been lost by reason of escheat, then such property shall not be subject to reinstatement by the Company.

SECTION 11.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)    Named Fiduciary for Plan Administration. The Benefits Committee is the named fiduciary which has the discretionary authority to control and manage the operation and administration of the Plan, and is the “administrator” of the Plan as such terms are used in ERISA. The Company is the “plan sponsor” as such term is used in ERISA. The Benefits Committee shall make such rules, regulations, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate in its sole discretion. The Benefits Committee shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. The Benefits Committee’s rules, regulations, interpretations, computations and actions shall be conclusive and binding on all persons. In administering the Plan, the Benefits Committee shall act in a nondiscriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(l) of ERISA.
(b)    Named Fiduciary for Management of Plan Assets. The Company is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of having the duty to initially appoint one or more trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each such initial trustee with respect to the assets held in trust thereunder. The Benefits Committee is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of (i) having the duty to remove the initially appointed trustee and to appoint one or more successor trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each such successor trustee with respect to the assets held in trust thereunder, (ii) having the authority to appoint one or more Investment Managers and to enter into a contract with each such Investment Manager with respect to the management of such assets as are to be subject to the management of such Investment Manager, (iii) having the authority to direct the Trustee to invest all or a portion of the assets of the Plan in one or more group annuity contracts which provide a guaranteed rate of return and which are issued by an insurance company or companies selected by the Benefits Committee and qualified to do business in more than one state and (iv) having the duty to carry out the funding policy and method as provided in Section 12. Each trustee so appointed shall have the exclusive authority and discretion to manage and control the assets of the Plan which it holds in trust, except to the extent that the authority to manage, acquire and dispose of such assets is delegated by the Benefits Committee to one or more Investment Managers. Each Investment Manager shall have the power to manage, including the power to acquire and dispose of, those assets held in trust pursuant to the Plan which are assigned to it by the Benefits Committee, and the power to delegate some or all of such powers to one or more other Investment Managers.
(c)    Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as Plan administrator and trustee).
(d)    Duties and Responsibilities of the Plan Administrator. The Plan Administrator may engage the services of such persons or organizations to render advice or perform services with respect to its duties and responsibilities under the Plan, including those duties and responsibilities specifically set forth in Section 11(a), as it may determine to be necessary or appropriate. Such persons or organizations may include, but shall not be limited to, actuaries, attorneys, accountants, administrators, record keepers, consultants and employees of the Company.
(e)    Delegation of Fiduciary Responsibilities. In lieu of carrying out any of its fiduciary responsibilities under the Plan pursuant to Section 11(d), the Plan Administrator may delegate its fiduciary responsibilities (except “trustee responsibilities” as defined in section 405(c)(3) of ERISA) to any person or persons, pursuant to a written contract with such other person, or resolution of the Benefits Committee in the case of any employee or employees of the Company, which specifies the fiduciary responsibilities so delegated.
(f)    Indemnification. To the extent permitted by law, the Company shall indemnify and hold harmless the members of the Benefits Committee, officers and any other employee of the Company to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorney’s fees, incurred by such person as a result of any act, or omission to act, in connection with the performance of his duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the gross negligence or willful misconduct of any such person or to the extent such indemnification is prohibited by ERISA.
The Company shall have the obligation to conduct the defense of such persons in any proceedings to which this indemnification applies. If any Plan fiduciary covered by this indemnification provision determines that the defense of the Company is inadequate, that fiduciary shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such fiduciary acted in bad faith gross negligence or engaged in criminal acts, or willful misconduct.
For purposes of this Section 11, “Benefits Committee” a committee initially appointed by the Board. Committee members may be removed and appointed by any officer of the Company. The Benefits Committee’s duties and responsibilities shall be documented in its charter.

SECTION 12.	FUNDING POLICY AND METHOD.
(a)    Contributions. No contributions shall be made by the Participating Companies for any period beginning on or after May 1, 2000 except as provided for in Section 10(n).
(b)    Expenses of the Plan and Trust. The reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Fund pursuant to directions of the Plan Administrator and as may be provided in the Trust Agreement, to the extent permitted by applicable law, unless in the Company’s discretion they are paid by the Participating Companies. The Company shall have complete discretion to determine whether an expense of the Plan or Trust shall be paid by the Participating Companies, and this Section 12(b) shall not be construed to require the Participating Companies to pay any portion of the expenses of the Plan and Trust that the Plan Administrator has directed be paid from the Trust Fund. The Plan Administrator’s discretion and authority to direct the Trust Fund to pay any reasonable expenses of the Plan and Trust shall not be limited in any way by any prior decision or act, whether repeated or sporadic, by the Company and other Participating Companies to pay any or all expenses of the Plan and Trust.
(c)    Cash Requirements. From time to time, the Plan Administrator shall estimate the benefits and administrative expenses to be paid out of the Trust Fund during the period for which such estimate is made. The Plan Administrator shall inform the Trustee and each Investment Manager of the estimated cash needs of the Plan during the period for which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis as the Plan Administrator shall determine.
(d)    Independent Accountant. The Plan Administrator shall engage an independent qualified public accountant to conduct such examinations and to render such opinions as may be required by section 103(a)(3) of ERISA. The Company may remove and discharge the person so engaged, but in such case it shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.

SECTION 13.	CLAIMS PROCEDURE.
(a)    Claims for Benefits.
(i)    Subject to Section 10(i) and except as otherwise required under Section 401(a)(9) of the Code or to comply with the timing requirements of Section 5(d) regarding payment to a Beneficiary other than a surviving Spouse, no Plan Benefit will be paid to or on behalf of a Participant under the Plan until the Participant (or the Participant’s Spouse or other joint annuitant or Beneficiary, as appropriate) has filed a claim for benefits which contains all information which the Plan Administrator or the organization designated by the Plan Administrator may need to determine the amount and form of any payment due hereunder. Such information shall include, without limitation: the Participant’s date of birth; the Participant’s marital status; the name, address and birth date of the Participant’s Spouse, if any; the name, address and birth date of the Participant’s joint annuitant, if any, other than his or her Spouse; the Participant’s benefit commencement date; and copies of such proof of age or marital status as the Plan Administrator or the organization designated by the Plan Administrator may request.

(ii)    All claims for benefits under the Plan must be made in the manner prescribed by the Plan Administrator. All claims for benefits and inquiries concerning benefits under the Plan shall be submitted to Fidelity Employer Services Company and shall be addressed as designated by the Plan Administrator.
(b)    Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the claimant shall be notified of such denial in writing and the claimant shall be advised of his or her right to appeal the denial. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and an explanation of the Plan’s Review Procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following denial on appeal. Such written notice shall be given to the claimant within 90 days after receipt of his or her claim, unless special circumstances require additional time for processing. If additional time for processing is required, written notice shall be furnished to the claimant prior to the termination of the initial 90-day period. Such notice shall indicate the special circumstances requiring the extension of time and the date by which it is expected the decision on the claim for benefits shall be rendered. In no event shall the decision of the Plan Administrator (or the organization designated by the Plan Administrator) be rendered more than 180 days after receipt of the claim.

SECTION 14.	REVIEW PROCEDURE.
(a)    Appointment of Review Panel. The Plan Administrator shall appoint a Review Panel which shall consist of three or more individuals who may (but need not) be employees of the

Company. The Review Panel shall be the named fiduciary which shall have discretionary authority to act with respect to appeals from denials of claims for benefits under the Plan.
(b)    Right To Appeal. Any person whose claim for benefits is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a written request for review of the claim to the Review Panel within 60 days after receiving the written notice of the denial of the claim. The Plan Administrator shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents in preparing a request for review. The claimant will be provided with an opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (that is not privileged or protected). On appeal, the Review Panel will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(c)    Form of Request for Review. A request for review must be made in writing and addressed to the Review Panel under the Keysight Technologies, Inc. Deferred Profit-Sharing Plan. A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.
(d)    Time for Review Panel Action. The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require additional time for review. If additional time for review is required, written notice shall be furnished to the claimant prior to the end of the initial 60-day period, indicating the date by which the Review Panel expects to render its decision on his or her request for review and the special circumstances requiring the extension of time. In no event shall the decision of the Review Panel be rendered more than 120 days after it receives a claimant’s request for review.
(e)    Review Panel Decision. Within the time prescribed by Section 14(d) above, the Review Panel shall give written notice of its decision to the claimant and the Plan Administrator. In the event the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. The notice will also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim (that is not privileged or protected), a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. In the event that the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Plan Administrator shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel’s decision.
(f)    Rules and Procedures. The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 14. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at his or her own expense.

(g)    Exhaustion of Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant: (i) has submitted a claim (in the manner prescribed by the Plan Administrator) for benefits; (ii) has been notified that the claim is denied: (iii) has filed a written request for a review of the claim in accordance with this Section 14; and (iv) has been notified in writing that the Review Panel has affirmed the denial of the claim.

SECTION 15.	AMENDMENT AND TERMINATION OF THE PLAN.
(a)    Future of the Plan. The Company reserves the right to amend or terminate the Plan at any time. The Company, acting through the Senior Vice President of Human Resources or the General Counsel, has the power and authority to amend the Plan at any time by written instrument, including as may be necessary to comply with ERISA, the Code or any other applicable law. Notwithstanding the foregoing, plan amendments and/or modifications that may have a material impact on the Company, as determined by the Senior Vice President of Human Resources or the General Counsel, shall be approved by the Compensation Committee of the Board of Directors. The Company reserves the right to terminate the Plan at any time by resolution of the Compensation Committee of the Board of Directors.
(b)    Limitation on Amendments. No amendment of the Plan shall: (i) reduce the benefits of any Participant accrued under the Plan prior to the date the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA; nor (ii) divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to Participants, Spouses and other joint annuitants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan.
(c)    Termination of the Plan. Upon the termination of the Plan, no part of the Trust Fund shall revert to the Participating Companies nor be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants, Spouses and other joint annuitants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan. Upon the termination of the Plan, the right of each Participant to his or her Participant Account shall continue to be 100% vested and nonforfeitable. Upon a partial termination of the Plan, the right of each Participant affected by such partial termination to his or her Participant Account shall continue to be 100% vested and nonforfeitable. Upon the termination or partial termination of the Plan, the Trust shall continue until the Trust Fund has been distributed to or on behalf of the affected Participants as provided in Section 15(e).
(d)    Obligations Upon Termination of the Plan. Except as otherwise provided in ERISA, no Participating Company nor any other person shall have any liability or obligation to provide benefits hereunder after such termination. Upon the termination of the Plan, Participants, Spouses and other joint annuitants and Beneficiaries shall obtain benefits solely from the Trust Fund.
(e)    Allocation of Trust Fund Upon Termination of the Plan. Upon the termination of the Plan, the Plan Benefit of each Participant shall be distributed to or on behalf of the Participant, his or her Spouse or other joint annuitant or Beneficiary at the time and in the manner provided in Section 5 or 7, as appropriate; provided, however, that the assets of the Trust Fund shall be allocated in accordance with section 403(d)(1) of ERISA.

SECTION 16.	DEFINITIONS.
(a)    “Affiliate” means any entity (whether corporation, partnership, joint venture or otherwise) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and which has been designated by the Company as an Affiliate for purposes of the Plan. In addition, until and through October 31, 2014, Affiliate includes Agilent and each member of Agilent’s “affiliated group” as defined in the Agilent DPSP as of August 1, 2014.
(b)    “Affiliated Group” means the Company, each Subsidiary and each Affiliate.
(c)    “Agilent” means Agilent Technologies, Inc., a Delaware corporation.
(d)    “Agilent Affiliated Group” means the “affiliated group” as defined in the Agilent DPSP as of August 1, 2014.
(e)    “Agilent DPSP” means the Agilent Technologies, Inc. Deferred Profit-Sharing Plan, as in effect as of the Transaction Date.
(f)    “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity. If the amount payable is a single lump sum distribution in cash, Annuity Starting Date is the date on which a properly completed claim for such benefit is received pursuant to Section 13.
(g)    “Beneficiary” means the person or persons designated by a Participant under Section 5(c) to receive any distribution payable under the Plan in the event of the Participant’s death.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(i)    “Company” means Keysight Technologies, Inc., a Delaware corporation.
(j)    “Distribution Date” means the date the Company is no longer a member of the Agilent controlled group of corporations (within the meaning of section 1563(a) of the Code).
(k)    “Employee” means any individual employed by a member of the Affiliated Group as a common-law employee and any individual who is a leased employee within the meaning of section 414(n) of the Code and who is providing services to any member of the Affiliated Group.
(l)    “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(m)    “Fund A” means the Fund established under the Trust Agreement and designated as Fund A. Fund A is invested in a diverse mix of investments.
(n)    “Hewlett-Packard” means Hewlett-Packard Company, a Delaware corporation.
(o)    “Hewlett-Packard Affiliated Group” means the “affiliated group” as defined in the Hewlett-Packard DPSP as of May 1, 2000.
(p)    “Hewlett-Packard DPSP” means the Hewlett-Packard Company Deferred Profit-Sharing Plan, as it may be amended from time to time.
(q)    “Individual Life Annuity” means the form of distribution described in Section 7(a)(i).
(r)    “Investment Manager” means a person who is appointed by the Company to direct the investment and reinvestment of all or any part of the Trust Fund pursuant to Section 11(b), whether or not such person is an “investment manager” as such term is defined in section 3(38) of ERISA.
(s)    “Joint and Survivor Annuities” means the forms of distribution described in Section 7(a)(ii) through 7(a)(iv).
(t)    “Keysight Group Employee” means an individual who, as of the Operational Separation Date is, (i) employed by, or on an approved leave of absence from, the Company or any of its Affiliates (other than Agilent) or (ii) as of the Operational Separation Date is, (A) a former employee of Agilent whose most recent employment with Agilent was in the business of the Company or (B) an individual identified as a former Company employee on the list prepared by Agilent and supplied to the Company.
(u)    “Participant” means a (i) Keysight Group Employee who is entitled to a benefit under the Agilent DPSP immediately prior to the Operational Separation Date or (ii) a Subsequently

Transferred Keysight Employee who is entitled to a benefit under the Agilent DPSP immediately prior to his or her Transfer Date. Any Former Agilent Participant who transfers employment to Agilent prior to November 1, 2014 shall be considered a Former Agilent Participant up until such transfer date, and not thereafter.
(v)    “Participant Account” means the separate account established for each Participant as of the Operational Separation date, or as of the Transfer Date, as applicable, and investment performance, as provided in Section 9(b).
(w)    “Participating Company” means the Company and each member of the Affiliated Group which has been designated as a Participating Company by the Company and which has accepted such designation by action of its board of directors.
(x)    “Plan” means the Keysight Technologies, Inc. Deferred Profit-Sharing Plan, as described herein and as it may be amended from time to time.
(y)    “Plan Benefit” means the benefit payable to a Participant, Spouse or other joint annuitant or Beneficiary, determined under Sections 4 or 5, as appropriate.
(z)    “Plan Year” means each consecutive 12-month period commencing November 1 and ending October 31; provided, however that the initial Plan Year shall commence on August 1, 2014 and end on October 31, 2014.
(aa)    “Required Beginning Date” means, with respect to a Participant, the latest date by which Plan Benefits may commence to the Participant as described below:
(i)    With regard to a Participant who is not a five-percent owner, the April 1 that next follows the later of (A) the calendar year in which the Participant attains age 70½, or (B) the calendar year in which the Participant’s employment by the Affiliated Group terminates; and

(ii)    With regard to a Participant who is a five-percent owner, the April 1 that next follows the calendar year in which the Participant attains age 70½.
For purposes of this Section 16(aa), a Participant shall be considered a five-percent owner if the Participant is a five-percent owner determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy and taking into account any modifications under section 401(a)(9) of the Code.
(bb)    “Retirement Plan” means the Keysight Technologies, Inc. Retirement Plan in effect as of August 1, 2014, as amended from time to time.
(cc)    “Spouse” means an Employee’s lawful husband or wife, provided the marriage has not been legally terminated. Solely for purposes of the default Beneficiary designation described in Section 5(c), the term “Spouse” shall include domestic partners. For such purposes, a “domestic partner” shall mean an adult of the same or opposite gender of the Participant who is engaged in an ongoing and committed Spouse-like relationship with the Participant as established by the Participant’s confirming with the Keysight Service Center at Fidelity, in accordance with procedures established by the Company, that the Participant and such individual satisfy the Keysight Technologies, Inc. Domestic Partner eligibility requirements, which shall be determined by the Company and communicated to Keysight employees from time to time. An individual shall be considered a domestic partner as of the date the Participant confirms such status as set forth above. The Company, in its sole discretion, may also recognize an individual as a domestic partner if, immediately prior to the Transaction Date, such individual was a domestic partner as defined in the Agilent DPSP.

(dd)    “Subsequently Transferred Keysight Employee” means any individual who is actively employed by, or on a leave of absence from, Agilent who moves to the employ of the Company from Agilent after the Operational Separation Date and prior to the Distribution Date.
(ee)    “Subsidiary” means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than 80% of the total combined voting power of all classes of stock entitled to vote or not less than 80% of the total value of all shares of all classes of stock.
(ff)    “Surviving Spouse Benefit” means that upon the death of the Participant before his or her Annuity Starting Date, the Participant’s Plan Benefit shall become payable to his or her Spouse as a single life annuity unless the Spouse has consented to a different Beneficiary pursuant to Section 5(c) or the Spouse chooses a different form of payment pursuant to Section 5(d).
(gg)    “Transfer Date” means the date on which a Subsequently Transferred Keysight Employee moves to the employ of the Company from Agilent.
(hh)    “Trust” means the trusts established by the Trust Agreements.
(ii)    “Trust Agreement” means that certain master trust agreement relating to the Plan and the Retirement Plan, by and between the Company and the Trustee as it may be (or may have been) amended from time to time, and any successor or additional trust agreement relating to the Plan between the Plan Administrator and the Trustee.
(jj)    “Trustee” means Mellon Trust of New England, N.A. and any successor or additional trustee or trustees appointed pursuant to the Trust Agreement.
(kk)    “Trust Fund” means the trust fund established pursuant to the Trust Agreement, which shall include Fund A and such other investment funds as may be established from time to time.

(ll)    “Valuation Date” means, with respect to any Participant, Beneficiary or “alternate payee” (as defined in section 414(p) of the Code), the last day of the month preceding the month in which a distribution is made to such an individual.

SECTION 17.	EXECUTION.
To record adoption of the Plan as set forth herein, the Company has caused its authorized officers to affix the Company’s name and seal hereto this 30th day of July, 2014, effective as of August 1, 2014 unless otherwise stated herein.
KEYSIGHT TECHNOLOGIES, INC.

By: /s/ Ingrid Estrada
Ingrid Estrada
Senior Vice President of Human Resources

KEYSIGHT TECHNOLOGIES, INC.

DEFERRED PROFIT-SHARING PLAN
APPENDIX A
TOP-HEAVY PROVISIONS
(a)    Determination of Top-Heavy Status. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall become effective for any Plan Year in which the Plan is a “Top-Heavy Plan.” The Plan shall be considered a Top-Heavy Plan for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.
(b)    Minimum Allocations.
(i)    Notwithstanding any other provision of the Plan to the contrary except (ii) below, for any Plan Year during which the Plan is a Top-Heavy Plan, the Company shall make a contribution to the Participant Account of each Participant who is not a Key Employee, but who is an Employee on the last day of the Plan Year, in an amount not less than the lesser of the following amounts: (A) three percent of his or her Total Compensation; or (B) a percentage of his or her Total Compensation equal to the greatest allocation, expressed as a percentage of Total Compensation, made on behalf of any Participant who is a Key Employee.
(ii)    No allocation shall be required pursuant to (i) above for any Plan Year in which “Regular Company Contributions” equal to three percent or more of the Participant’s Total Compensation are allocated to the Participant under the Keysight Technologies, Inc. 401(k) Plan.

(c)    Definitions. For purposes of this Appendix A, the following definitions shall apply:
(i)    “Aggregation Group” means a group of qualified plans consisting of:
(A)    Each plan of the Affiliated Group in which a Key Employee participates; and each other plan of the Affiliated Group which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or
(B)    All plans of the Affiliated Group included under (A) above plus, at the election of the Company, one or more additional plans of the Affiliated Group that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered together with the plans included under (A) above.
(ii)    “Determination Date” means the last day of the preceding Plan Year. The Valuation Date applicable to such Determination Date shall be the Valuation Date coinciding with or immediately preceding such Determination Date.
(iii)    “Key Employee” means a key employee as defined by section 416(i) of the Code and the regulations thereunder.
(iv)    “Super Top-Heavy Plan” means a Top-Heavy Plan for which the Top-Heavy Ratio exceeds 90 percent.
(v)    “Top-Heavy Ratio” means the top-heavy ratio of the Aggregation Group as computed in accordance with section 416(g) of the Code and the regulations thereunder.
(vi)    “Total Compensation” means the compensation of the Participant from the Company and each Subsidiary for the Plan Year, determined in accordance with Treas. Reg. section 1.415-2(d)(11)(i) including elective deferrals (within the meaning of section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company or a

Subsidiary at the election of the Participant and which is not includible in the gross income of the Participant by reason of sections 125, 132(f)(4) or 457 of the Code.
Effective January 1, 2009, and in accordance Code Section 414(u)(12)(A)(ii) of the Code, and any Treasury Regulations and other guidance promulgated thereunder, for the purposes of this Appendix A, a Participant’s “Total Compensation” also includes differential pay that 1) is made by a member of the Affiliated Group to a Participant with respect to any period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days and 2) represents all or a portion of the wages the Participant would have received from a member of the Affiliated Group if the Participant had remained actively employed.
Total Compensation shall not exceed $200,000 (as adjusted by the Commissioner of the Internal Revenue to reflect increases in the cost-of-living in accordance with sections 401(a)(17) and 415(d) of the Code) for a Plan Year.
Capitalized terms used in this Appendix A that are not defined herein shall have the same meaning as those terms do in the Plan.

KEYSIGHT TECHNOLOGIES, INC.
DEFERRED PROFIT-SHARING PLAN
APPENDIX B
DIRECT TRANSFER PROVISIONS
SECTION 1.    DIRECT TRANSFER OPTION.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Appendix B, a Distributee may elect, subject to the conditions and administrative procedures prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
SECTION 2.    DEFINITIONS.
(a)    “Direct Rollover” means an Eligible Rollover Distribution that is paid by the Plan for the benefit of a Distributee to an Eligible Retirement Plan specified by the Distributee.
(b)    “Distributee” means an Employee or former Employee. In addition, the former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the “alternate payee” (as defined in section 414(p) of the Code) under a “qualified domestic relations order,” (as defined in section 414(p) of the Code), are Distributees with regard to the interest of the spouse or former spouse.
A Participant’s non-spouse Beneficiary shall also be a Distributee, subject to the limitations set forth in subsection (c), below.
(c)    “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code,

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an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code.
With respect to a Distributee who is a non-spouse Beneficiary, only an individual retirement plan as provided for under section 402(c)(11) of the Code will qualify as an Eligible Retirement Plan.
(d)    “Eligible Rollover Distribution” (as prescribed in Section 402(f)(2)(A) of the Code) means a distribution of all or any portion of the balance to the credit of a Distributee, excluding: a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); a distribution described in Section 1.402(c)-2 Q&A 4 of the Treasury Regulations; and any amount distributed on account of hardship.

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SECTION 3.    ROLLOVER TO ROTH IRA.
Notwithstanding any other provision of the Plan to the contrary, and subject to the provisions of Section 408A(e) of the Code, distributions from this Plan may be paid directly to a Roth IRA specified by a Distributee, other than a Distributee who is a non-spouse Beneficiary, in a Direct Rollover.
Capitalized terms used in this Appendix B that are not defined herein shall have the same meaning as those terms do in the Plan.

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